As filed with the Securities and Exchange Commission on November 5, 2003

Registration No. 333-104793

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	6022	52-0898572
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mercantile Bank & Trust Building

Two Hopkins Plaza, P.O. Box 1477

Baltimore, Maryland 21203

(410) 237-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

John L. Unger

Senior Vice President and General Counsel

Mercantile Bankshares Corporation

Two Hopkins Plaza, P.O. Box 1477

Baltimore, Maryland 21203

(410) 237-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Thomas D. Washburne, Jr. Venable, LLP Two Hopkins Plaza Baltimore, Maryland 21201 (410) 244-7400	William S. Rubenstein Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-2642

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION, SHALL DETERMINE.

DEREGISTRATION OF UNISSUED SECURITIES

On August 12, 2003, the merger (the “Merger”) of F&M Bancorp with and into Mercantile Bankshares Corporation (“Mercantile”) was consummated pursuant to the Agreement and Plan of Merger, dated as of March 13, 2003, between Mercantile and F&M Bancorp. Mercantile issued an aggregate of 10,379,710 shares of its common stock, $2.00 par value per share (“Mercantile Common Stock”), as consideration in the Merger. Mercantile has filed this Post-Effective Amendment No. 1 to remove from registration the securities registered under this Registration Statement that were not issued as consideration in the Merger. Mercantile hereby removes from registration the 561,167 shares of Mercantile Common Stock covered by this Registration Statement that were not issued as consideration in the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 4, 2003.

MERCANTILE BANKSHARES CORPORATION

By:	/s/ Edward J. Kelly, III
Name:	Edward J. Kelly, III
Title:	Chairman of the Board, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Edward J. Kelly, III Edward J. Kelly, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 4, 2003

/s/ Terry L. Troupe Terry L. Troupe	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 4, 2003

/s/ William T. Skinner, Jr. William T. Skinner, Jr.	Controller (Principal Accounting Officer)	November 4, 2003

A majority of the Board of Directors:

Cynthia A. Archer, Richard O. Berndt, William R. Brody, Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A Hrabowski, Robert A. Kinsley, Morton P. Plant, Christian H. Poindexter, Clayton S. Rose, Donald L. Shepard and James L. Shea.

Date: November 4, 2003	By: /s/ Edward J. Kelly, III
Name: Edward J. Kelly, III
for himself and as attorney-in-fact

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